Exhibit 10.1
FORESTAR REAL ESTATE GROUP INC.
NONQUALIFIED STOCK OPTION AGREEMENT
     This Agreement (the “Option Agreement”) is entered into between FORESTAR REAL ESTATE GROUP INC., a Delaware corporation (“Forestar”), and Participant, and is an integral and inseparable term of Participant’s employment as a salaried employee or other service recipient of Forestar or one of its Affiliates. In consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, Forestar and the Participant hereby agree as follows:
1.	Grant of Option. Pursuant to, and subject to, the terms and conditions set forth in the Forestar Real Estate Group Inc. 2007 Stock Incentive Plan, as amended from time to time (the “Plan”), the Stock Option Terms and Conditions, and this Option Agreement (collectively, referred to as the “Plan Documents”), which are herein incorporated by reference, Forestar hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the Option to purchase all or any part of the above stated number of shares of the Common Stock at the above stated Exercise Price. The Option is a Nonqualified Stock Option and is not intended to qualify as an incentive stock option under Section 422A of the Code.

2.	Governing Documents. This Award hereunder is subject to all the restrictions, terms and provisions of the Plan Documents to the terms of which the Participant hereby agrees. Capitalized terms used in this Option Agreement that are not defined herein shall have the meaning set forth in the Plan or Terms and Conditions.

3.	Exercise of Option. Provided that Participant does not experience a Termination of Service with Forestar or an Affiliate through each Vesting Date as set forth above, the Option shall vest and become exercisable with respect to the number of Shares under the Option as provided in the Vesting Schedule above . The Option may be exercised in whole, at any time, or in part, from time to time, as to all or any of the Shares as to which the Option is then exercisable (provided that the Option may not be exercised as to less than the lesser of 100 shares or the number of shares as to which the Option is then exercisable). Except as otherwise provided in the Plan Documents, the Option shall not be exercisable following a Termination of Service with Forestar or one of its Affiliates. The Option may be exercised only upon notice to Forestar and payment of the Exercise Price and tax withholding in the manner set forth in the Plan Documents.

4.	Term of the Option. The term of the Option shall commence on the Date of Grant and shall expire on the Expiration Date stated above or such earlier date as is prescribed in the Plan Documents. In no event shall the Option be exercisable following the Expiration Date.

5.	No Stockholder Rights. The Participant shall have none of the rights of a stockholder with respect to the shares of Common Stock subject to the Option until such shares shall have been transferred to the Participant upon the exercise of the Option.

6.	Arbitration. The Participant and Forestar agree that this Option Agreement arises out of, and is inseparable from, the Participant’s employment or other service with Forestar or any of its Affiliates. The Participant and Forestar further agree to final and binding arbitration as the exclusive forum for resolution of any dispute of any nature whatsoever, whether initiated by the Participant or Forestar, arising out of, related to, or connected with Participant’s employment or other service with, or termination by, Forestar or any of its Affiliates. This includes, without limitation, any dispute arising out of the application, interpretation, enforcement, or claimed breach of this Option Agreement. The only exceptions to the scope of this arbitration provision are claims arising under any written

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agreement between the Participant and Forestar or its Affiliate that expressly provides that such claims are not subject to binding arbitration. Arbitration under this provision shall be conducted under the employment dispute rules and procedures of either the American Arbitration Association or of JAMS/Endispute, according to the preference of the party initiating such arbitration. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards under the Federal Arbitration Act. This arbitration provision and related proceedings shall be subject to and governed by the Federal Arbitration Act.

7.	Section 409A Acknowledgement and Release. Participant understands that the Award under this Option Agreement is potentially subject to Section 409A of the Code (“409A”) and that if the Plan and this Option Agreement do not satisfy an exception to 409A or do not comply with the requirements of 409A and the applicable guidance thereunder, then Participant may incur adverse tax consequences under 409A. Participant acknowledges and agrees that (a) Participant is solely responsible for all obligations arising as a result of the tax consequences associated with this Award including, without limitation, any taxes, interest or penalties associated with 409A, (b) Participant is not relying upon any written or oral statement or representation by Forestar or any Affiliate thereof, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with the execution of this Option Agreement and the grant, vesting, and/or exercise of this Option under this Option Agreement and the Plan, and (c) in deciding to enter into this Option Agreement, Participant is relying on his or her own judgment and the judgment of the professionals of his or her choice with whom Participant has consulted. Participant hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the execution of this Option Agreement and any grant, vesting or exercise of an Option under the Plan and this Option Agreement.

8.	Miscellaneous. The Committee may from time to time modify or amend this Option Agreement in accordance with the provisions of the Plan Documents. This Option Agreement shall be binding upon and inure to the benefit of Forestar and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and his or her legatees, distributees and personal representatives. This Option Agreement may be executed by Forestar and the Participant by means of electronic or digital signatures, which shall have the same force and effect as manual signatures. Participant agrees that clicking “I Accept” in connection with or response to any electronic communication or other medium has the effect of affixing the Participant’s electronic signature to this Option Agreement. Participant acknowledges and expressly agrees that the Participant has read the Option Agreement and the Plan Documents and agrees to their terms. This Option Agreement shall be governed by and construed in accord with federal law, where applicable, and otherwise with the laws of the State of Texas.

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FORESTAR REAL ESTATE GROUP INC.
2007 STOCK INCENTIVE PLAN
STOCK OPTION TERMS AND CONDITIONS
1.	Definitions: For purposes of this Forestar Real Estate Group Inc. Stock Option Terms and Conditions (the “Terms and Conditions”), the Forestar Real Estate Group Inc. 2007 Stock Incentive Plan (the “Plan”), and the Agreement that evidences the grant of an Option under the Plan (the “Option Agreement”) to which this Terms and Conditions apply, the following terms shall have the meanings set forth below:

a.	Cause: means “cause” as defined in Participant’s employment or service agreement or in the absence of such an agreement or such a definition, “Cause” will mean a determination by the Committee that Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant’s duties and responsibilities for Forestar or any Affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has engaged in negligence or willful misconduct in the performance of his or her duties, including but not limited to willfully refusing without proper legal reason to perform Participant’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by Forestar or any Affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and the Forestar related to Participant’s Service, or (vii) has engaged in conduct that is likely to have a deleterious effect on Forestar or any Affiliate or their legitimate business interests, including but not limited to their goodwill and public image.

b.	Change in Control:
i.	A change in control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(1)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Forestar (not including in the securities beneficially owned by such Person any securities acquired directly from Forestar or its Affiliates) representing 20% or more of the combined voting power of Forestar’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (a), (b) or (c) of paragraph (3) below;

(2)	within any twenty-four (24) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Forestar) whose appointment or election by the Board or nomination for election by Forestar’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

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(3)	there is consummated a merger, consolidation of Forestar or any direct or indirect subsidiary of Forestar with any other corporation or any recapitalization of Forestar (for purposes of this paragraph (III), a “Business Event”) unless, immediately following such Business Event (a) the directors of Forestar immediately prior to such Business Event continue to constitute at least a majority of the board of directors of Forestar, the surviving entity or any parent thereof, (b) the voting securities of Forestar outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Forestar or any subsidiary of Forestar, at least 60% of the combined voting power of the securities of Forestar or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (c) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Forestar or such surviving entity or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from Forestar or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of Forestar or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);

(4)	the shareholders of Forestar approve a plan of complete liquidation or dissolution of Forestar;

(5)	there is consummated an agreement for the sale, disposition or long-term lease by Forestar of substantially all of Forestar’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Forestar in substantially the same proportions as their ownership of Forestar immediately prior to such sale or disposition or (b) the distribution directly to Forestar’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of Forestar that represent substantially all of Forestar’s assets; or

(6)	any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.

Notwithstanding the foregoing, a “Change in Control” under clauses (1) through (5) above shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Forestar immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of Forestar as constituted immediately prior to such transaction or series of transactions.
ii.	For purposes of this definition of “Change in Control”:
(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

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(3)	“Effective Date” means the Date of Grant of the applicable Option.

(4)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(5)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Forestar or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Forestar or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Forestar in substantially the same proportions as their ownership of stock of Forestar.
c.	Disability: means Termination of Service due to a Participant’s becoming disabled (within the meaning of Section 409A of the Code).

d.	Expiration Date: means the date set forth in the Option Agreement upon which upon which the Option expires and is no longer exercisable.

e.	Forestar: means Forestar Real Estate Group Inc. and any successor.

f.	Group: means Forestar and its Affiliates.

g.	Plan: means the Forestar Real Estate Group Inc. 2007 Stock Incentive Plan.

h.	Plan Documents: means the Plan, the Terms and Conditions, and the Option Agreement.

i.	Retirement: means a Participant’s voluntary Termination of Service after either (i) attaining age 65 or (ii) attaining age 55 and completing at least five years of service with Forestar or any of its Affiliates.

j.	Termination of Service: means the Participant’s termination of employment or other service with the Group for any reason.

k.	Vesting Schedule: means the schedule set forth in the Option Agreement which provides the dates or events upon which the Shares under the Option (or portion thereof) vest and become exercisable.

Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Plan.
2.	Option Agreement; Execution and Acceptance: The grant of an Option by Forestar to an Participant shall be evidenced by, and subject to the terms and conditions of, an Option Agreement. The Option Agreement shall identify the Participant who has been granted the Option, the Date of Grant, the number of shares subject to purchase under the Option, the Exercise Price per Share of the Shares subject to the Option, and dates upon which shares under the Option become exercisable, and the Expiration Date. An Option shall be immediately cancelled and expire if the applicable Option Agreement is not executed (in such manner as may be specified by Forestar) by a Participant (or his or her agent or attorney) and delivered to Forestar (in such manner as may be specified by Forestar) within 60 days after the Date of Grant of the Option (unless an extension of such deadline for extenuating circumstances is approved by a Vice President of Forestar).

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3.	Exercise of Options:
a.	Options shall only be exercisable at such times as provided in the Plan Documents and only to the extent that the participant is vested in the Shares subject to the Option pursuant to the Vesting Schedule set forth in the Option Agreement.

b.	Forestar shall not be required to deliver certificates or instruments for shares with respect to which an Option is exercised until the exercise price for the shares of Common Stock being purchased has been paid in full.

c.	In order to exercise an Option, notice must be provided to Forestar in such form as may be specified by Forestar. Such notice shall state that the Participant elects to exercise a specified Option, the number of shares of Common Stock in respect of which it is being exercised, and the manner of payment of the exercise price of the Option.

d.	The notice shall be accompanied by payment of the full Exercise Price of the Option with respect to the number of shares being purchased. The Exercise Price shall be paid in cash, by irrevocable instructions to a broker to deliver promptly to Forestar cash equal to the Exercise Price of the Option, or unless otherwise provided in the applicable Option Agreement, in whole shares of Common Stock already owned by the Participant [for a period of at least six months], or partly in cash and partly in such Common Stock. Cash payments shall be made by certified or bank cashier’s check, or by the wire transfer of immediately available funds, in each case payable to the order of Forestar (or such other person or entity as may be specified by Forestar). Payments of the Exercise Price of an Option that are made in the form of Common Stock (which shall be valued at Fair Market Value) may be made by (i) delivery of stock certificates in negotiable form [with an issue date at least six months prior to the date of exercise], or (ii) unless otherwise determined by the Committee, delivery of the Participant’s representation that on the date of exercise he or she owns the requisite number of shares [which he or she has owned for a period of at least six months] and, unless such shares are registered in the Participant’s name as verified by Forestar’s transfer agent’s records, a representation executed by the Participant’s brokerage firm or other entity in whose name such shares are registered that on the date of exercise the Participant beneficially owns the requisite number of shares [and has owned such shares for a period of at least six months] (“Certificateless Exercise”). Delivery of such a representation pursuant to a Certificateless Exercise shall be treated as the delivery of the specified number of shares of Common Stock; provided, however, that the number of shares issued to the Participant upon exercise of the Stock Option shall be reduced by the number of shares specified in the representation. In addition, to the extent permitted by the Committee in its sole discretion, a Participant may satisfy payment of the Exercise Price by forfeiting a number of Shares subject to and outstanding under the Option that, based on the Fair Market Value on the date of the exercise, are equal in value to the Exercise Price.

e.	Notwithstanding as otherwise provided in the Plan Documents, in no event may an Option be exercised after the Expiration Date.

f.	Except as provided in paragraph 5, a Participant may not exercise his Option unless such Participant is an Participant at the time notice is delivered to Forestar in accordance with paragraphs 3(c) and (d) above.

g.	The exercise of the Option shall be further subject to paragraph 12 herein.
4.	Withholding: Forestar’s obligation to deliver shares of Common Stock upon the exercise of an Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. Unless otherwise prohibited by the Committee, and in accordance with rules prescribed by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b)

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authorizing Forestar to withhold shares of Common Stock from the shares otherwise issuable to the Participant as the result of the exercise of an Option, or (c) delivering to Forestar unencumbered shares of Common Stock already owned by the Participant [for a period of at least six months]. Shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises. Only the required statutory minimum tax may be withheld; excess tax withholding is not allowed.

5.	Termination of Service: In the event of the Termination of Service of a Participant to whom an Option has been granted, the Option may, subject to the provisions of paragraph 3 hereof, only be exercised following such Termination of Service as follows:

Termination	Vested Option Exercise Period	Treatment of Unvested Shares
Death	12 months	Immediately Vest
Disability	36 months	Immediately Vest
Retirement	Until Expiration of Option	Immediately Vest
For Cause	None—All unexercised Shares are immediately forfeited.	Forfeited
Other	3 months	Forfeited
Options granted under the Plan shall not be affected by any change of employment so long as the Participant continues to be an employee of the Group. An Option Agreement may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence for employees.

6.	Adjustments upon Changes in Capitalization: Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation and the like, the Committee shall provide for a substitution for or adjustment in (i) the number and class of shares subject to outstanding Options, and (ii) the exercise prices of outstanding Options. The Committee ‘s determinations with regard to the adjustments or substitutions provided for by this paragraph shall be conclusive. The Committee may at any time, in its sole discretion, make such amendments to the terms of Option Agreements as it deems necessary or appropriate to reflect any adjustments or substitutions made under the Plan or pursuant to this paragraph.

7.	Change in Control: Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any Option Agreement or in the Plan, the Shares under each outstanding Option granted under the Plan shall immediately vest, and the Option shall become exercisable in full, for the aggregate number of unexercised Shares covered thereby, in the event of a Change in Control. Any provision of the Plan Documents or any Option Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which Forestar is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under any Option, and may, in its discretion, cause any Option to be canceled in consideration of a payment equal to the product of (a) the number of shares of Common Stock that the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of cancellation over the Exercise Price of the Option.

8.	Nonalienation of Benefits: Except as required by applicable law, no right or benefit under the Plan or any Option shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, transfer, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit under the Plan or any Option shall in any manner be liable for or subject to the debts,

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contracts, liabilities or torts of the person entitled to such benefit. If any Participant shall become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit under the Plan or any Option, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of the Participant or his beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

9.	No Right to Continued Employment; No Additional Rights: Nothing contained in the Plan or in any Option Agreement shall confer on any Participant any right to continue in the employ or service of Forestar or any of its Affiliates or interfere in any way with the right of Forestar or an Affiliate to terminate the employment or service of a Participant at any time, with or without cause, notwithstanding the possibility that the number of shares of Common Stock purchasable by such person under his or her Option (or Options) may thereby be reduced or eliminated. Nothing in the Plan Documents or any Option Agreement shall be construed to give any employee or other service provider of Forestar or any Affiliate any right to receive an award of Options or as evidence of any agreement or understanding, express or implied, that Forestar or any Affiliate will employ or retain the Participant in any particular position or at any particular rate of remuneration, or for any particular period of time.

10.	Exclusion from Pension, Profit-Sharing and Other Benefit Computations: By acceptance of an Option award under the Plan, a Participant shall be deemed to have agreed that any compensation arising from the Option constitutes special incentive compensation that shall not be taken into account as “salary”, “pay”, “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of Forestar or any Affiliate. In addition, each Participant shall be deemed to have agreed that neither the award, vesting, nor exercise of an Option shall be taken into account in determining the amount of any life insurance coverage or short or long-term disability coverage provided by Forestar or any Affiliate.

11.	Non-Transferability of Option. Notwithstanding any provision of the Plan Documents to the contrary, an Option may be exercised, during the lifetime of Participant, only by Participant or Participant’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

12.	Compliance with Securities Law. Notwithstanding any provision of the Plan Documents to the contrary, the grant of the Option and the issuance of Common Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (1) a registration statement under the Act is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (2) in the opinion of legal counsel to Forestar, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS OTHERWISE EXERCISABLE. The inability of Forestar to obtain from any regulatory body having jurisdiction the authority, if any, deemed by Forestar’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve Forestar of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, Forestar may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by Forestar.

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Notwithstanding as otherwise provided in the Plan Documents, if the exercise of the Option is prevented by the provisions of this paragraph, the Option will remain exercisable until 30 days after the date the Participant is notified by Forestar that the Option is exercisable, but in any event no later than the Expiration Date. Forestar makes no representation as to the tax consequences of any such delayed exercise. The Participant should consult with the Participant’s own tax advisor as to the tax consequences of any such delayed exercise.

13.	Rights as Shareholder. Unless and until a certificate or certificates representing such Shares will have been issued by Forestar to Participant following the exercise of an Option, Participant (or any other person permitted to exercise this Option pursuant to the terms of the Plan Documents) will not be or have any of the rights or privileges of a shareholder of Forestar with respect to Shares acquirable upon an exercise of this Option.

14.	Applicability: These Terms and Conditions shall apply to all Options to which the Committee designates it as applying, and the Committee may designate it as applying to an Option in whole or in part in its discretion.

15.	Plan Controls: In the event of any conflict between the Plan and the terms of an Option Agreement or the Terms and Conditions, the Plan shall govern.

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